UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 1, 2012, India Globalization Capital, Inc. (the "Company") amended its Amended and Restated Articles of Incorporation in order to give effect to a previously announced increase of its authorized common stock from 75,000,000 shares to 150,000,000 shares. This amendment was approved by the Company's board and its stockholders on a special meeting held on August 25, 2011.  A complete copy of the Company’s Amended and Restated Articles of Incorporation, as amended by the certificate of amendment filed with the State Department of Assessments and Taxation of Maryland on August 1, 2012, is filed as Exhibit 3.1 hereto.

As of immediately before the amendment, the total number of shares of stock of all classes which the Company has authorization to issue is 76,000,000 shares, of which 1,000,000 are Preferred Stock (par value $0.0001 per share) and 75,000,000 are Common Stock (par value $0.0001 per share). As amended, the total number of shares of stock of all classes which the Company has authority to issue is 151,000,000, of which 1,000,000 shares are Preferred Stock (par value $0.0001 per share) and 150,000,000 shares are Common Stock (par value $0.0001 per share).  The aggregate par value of all shares having a par value is $7,600.00 before the amendment and $15,100.00 as amended. The shares of stock of the Company are not divided into classes.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

3.1	India Globalization Capital, Inc.’s Amended and Restated Articles of Incorporation, as Amended on August 1, 2012

 SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: August 6, 2012	By:	/s/ John Selvaraj
John Selvaraj
Treasurer, Principal Accounting and Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	India Globalization Capital, Inc.’s Amended and Restated Articles of Incorporation, as Amended on August 1, 2012